Exhibit 23

                          CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion of our report dated January 31, 2003, except for
Note 12, as to which the date is March 6, 2003, with respect to the financial Chiquita Processed Foods, L.L.C., in this Report on Form 8-K/A of Seneca Foods Corporation, filed with the Securities and Exchange Commission.


                              /s/ ERNST & YOUNG LLP


Minneapolis, Minnesota
August 8, 2003